AMENDMENT NO. 32
TO THE
DECLARATION OF TRUST
OF
GOLDMAN SACHS TRUST
     This AMENDMENT NO. 32 to the AGREEMENT AND DECLARATION OF TRUST (the “Declaration”) as amended, dated the 28th day of January, 1997 of Goldman Sachs Trust (the “Trust”) was made by the Trustees named below effective on December 31, 2005 pursuant to the following resolutions duly adopted by the Board of Trustees of said Trust on December 14, 2005:
     RESOLVED, that effective December 31, 2005, the Agreement and Declaration of Trust of the Trust dated January 28, 1997, as amended (the “Declaration”), be further amended as contemplated in Article V, section 2 and Article IX, section 8 thereof by changing the name of the existing Series of units of the Trust known as “Goldman Sachs Asia Growth Fund” to “Goldman Sachs Asia Equity Fund”; and
     FURTHER RESOLVED, that effective December 31, 2005, the Agreement and Declaration of Trust of the Trust dated January 28, 1997, as amended (the “Declaration”), be further amended as contemplated in Article V, section 2 and Article IX, section 8 thereof by changing the name of the existing Series of units of the Trust known as “Goldman Sachs International Growth Opportunities Fund” to “Goldman Sachs International Small Cap Fund”; and
     FURTHER RESOLVED, that effective December 31, 2005, the Agreement and Declaration of Trust of the Trust dated January 28, 1997, as amended (the “Declaration”), be further amended as contemplated in Article V, section 2 and Article IX, section 8 thereof by changing the name of the existing Series of units of the Trust known as “Goldman Sachs CORE Large Cap Growth Fund” to “Goldman Sachs Structured Large Cap Growth Fund”; and
     FURTHER RESOLVED, that effective December 31, 2005, the Agreement and Declaration of Trust of the Trust dated January 28, 1997, as amended (the “Declaration”), be further amended as contemplated in Article V, section 2 and Article IX, section 8 thereof by changing the name of the existing Series of units of the Trust known as “Goldman Sachs CORE Large Cap Value Fund” to “Goldman Sachs Structured Large Cap Value Fund”; and
     FURTHER RESOLVED, that effective December 31, 2005, the Agreement and Declaration of Trust of the Trust dated January 28, 1997, as amended (the “Declaration”), be further amended as contemplated in Article V, section 2 and Article IX, section 8 thereof by changing the name of the existing Series of units of the Trust known as “Goldman Sachs CORE Tax-Managed Equity Fund” to “Goldman Sachs Structured Tax-Managed Equity Fund”; and

     FURTHER RESOLVED, that effective December 31, 2005, the Agreement and Declaration of Trust of the Trust dated January 28, 1997, as amended (the “Declaration”), be further amended as contemplated in Article V, section 2 and Article IX, section 8 thereof by changing the name of the existing Series of units of the Trust known as “Goldman Sachs CORE U.S. Equity Fund” to “Goldman Sachs Structured U.S. Equity Fund”; and
     FURTHER RESOLVED, that effective December 31, 2005, the Agreement and Declaration of Trust of the Trust dated January 28, 1997, as amended (the “Declaration”), be further amended as contemplated in Article V, section 2 and Article IX, section 8 thereof by changing the name of the existing Series of units of the Trust known as “Goldman Sachs CORE Small Cap Equity Fund” to “Goldman Sachs Structured Small Cap Equity Fund”; and
     FURTHER RESOLVED, that effective December 31, 2005, the Agreement and Declaration of Trust of the Trust dated January 28, 1997, as amended (the “Declaration”), be further amended as contemplated in Article V, section 2 and Article IX, section 8 thereof by changing the name of the existing Series of units of the Trust known as “Goldman Sachs CORE International Equity Fund” to “Goldman Sachs Structured International Equity Fund”; and
     FURTHER RESOLVED, that the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary of the Trust be, and each of them hereby is, severally authorized and empowered, in the name of the Trust, to execute and deliver an instrument in writing effecting the aforesaid amendment and to cause the same to be filed wherever in the discretion of such officer such filing is appropriate.

/s/ Ashok N. Bakhru	/s/ Wilma J. Smelcer

Ashok N. Bakhru as Trustee and not individually	Wilma J. Smelcer as Trustee and not individually

/s/ John P. Coblentz	/s/ Richard P. Strubel

John P. Coblentz, Jr. as Trustee and not individually	Richard P. Strubel as Trustee and not individually

/s/ Patrick T. Harker	/s/ Alan A. Shuch

Patrick T. Harker as Trustee and not individually	Alan A. Shuch as Trustee and not individually

/s/ Mary P. McPherson	/s/ Kaysie P. Uniacke

Mary P. McPherson as Trustee and not individually	Kaysie P. Uniacke as Trustee and not individually